UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 08, 2020

STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52711
(Commission File No.)

1875 N. Lakewood Dr., Suite 200
Coeur d’Alene, ID 83814
(Address of principal executive offices and Zip Code)

(208) 644-5066
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL Modification to Rights of Security Holders

On June 8, 2020, Star Gold Corp. (“Star Gold” or the “Company”) notified all of its Warrant holders that the Company was re-pricing, for a limited time, all issued and outstanding Common Stock Warrants, of the Company, to an Exercise Price of $.045 per share.

During the period beginning on June 8, 2020 and ending at 5:00 pm PDT on August 31, 2020, each outstanding Warrant to purchase Star Gold Common Stock may be exercised, in whole or in part, at the per share price of $.045 per share regardless of the Exercise Price set forth in the Warrant being exercised.

After 5:00 pm PDT on August 31, 2020 each remaining outstanding and unexercised Common Stock Warrant will then revert back to its original Exercise Price as set forth in each respective Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of June, 2020.

STAR GOLD CORP.

BY:	/s/ Kelly J Stopher
Kelly J. Stopher, CFO

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